Exhibit 99.1

November 18, 2010

NEWS RELEASE

EL GALLO DISTRICT RESOURCE ESTIMATE UPDATE

TORONTO, ONTARIO (NOVEMBER 18, 2010) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) is pleased to announce details of an updated resource estimate for the El Gallo District (100% owned) in Sinaloa State, Mexico. The resource estimates were prepared by Pincock, Allen and Holt (PAH) of Denver, Colorado in accordance with Canadian National Instrument 43-101 standards (NI 43-101) and updates the previous estimates released on July 6, 2010.

RESOURCE ESTIMATE HIGHLIGHTS

•                  El Gallo District (El Gallo, Palmarito and Magistral Projects) silver resources continues to show encouraging growth (See Table 1,2,3 for total ounces, tonnes and grade for each project):

Jul-2010 Resource Estimate	Nov-2010 Resource Estimate	% Change
Measured + Indicated Silver: 33.6 million oz	Measured + Indicated Silver: 39.8 million oz	+18%
Inferred Silver: 15.5 million oz	Inferred Silver: 19.7 million oz	+27%
Measured + Indicated Gold: 540,115 oz	Measured + Indicated Gold: 543,728 oz	+1%
Inferred Gold: 23,282 oz	Inferred Gold: 23,764 oz	+2%

•                  Mineralization at the El Gallo Project, where the majority of the silver resources are located, is close to surface with 93% of the Measured + Indicated and 91% of the Inferred resource located less than 325 feet (100 meters) below surface.

•                  Mineralization at El Gallo and Palmarito remains open for expansion in several directions. Seven drills are operating at the projects and throughout the district in order to expand current resources and identify new mineralized areas.

El Gallo Resource Estimate

The El Gallo resource estimate includes two cut-off grades since two process methods are being considered. A 40 gpt silver cut-off was used for the higher grade mineralization using a Mill recovery process (Table 1) and a 20 gpt silver cut-off was used for the lower grade mineralization using a Heap Leaching recovery process (Table 1). The cut-off grade for leachable silver mineralization was lowered from 25 gpt used in the previous estimate due to higher silver prices. El Gallo’s updated estimate includes lower grade sulphide mineralization that was excluded from the initial estimate. This mineralization has been included in the updated resource estimate based on early column leach testing, which has returned positive silver recoveries and reagent consumption (Table 4). A total 70 core holes (38,700 feet or 11,795 meters) of new core drilling was used to update the El Gallo Project resource estimate.

1)            Higher Grade Mill Mineralization (Table 1)

Measured and Indicated silver resources increased by 1,924,903 oz to 26,536,461 oz within 7,461,000 tonnes of material with an essentially unchanged grade of 110.6 gpt. Inferred resources decreased by 547,669 oz silver to 11,012,828 oz silver within 3,525,000 tonnes of material with an average grade of 97.2 gpt, which is 5% higher than the initial estimate. On-going drilling at El Gallo is currently focused on expanding the silver mineralization further to the East. A summary of the higher grade Mill mineralization is below:

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
Higher Grade Mill Mineralization
Measured	4,437	17,194,342	120.5	13,275	0.09
Indicated	3,024	9,342,119	96.1	7,195	0.07
Measured + Indicated	7,461	26,536,461	110.6	20,470	0.09

Inferred	3,525	11,012,828	97.2	7,326	0.06

2)            Lower Grade Heap Leach Mineralization (Table 1)

Measured and Indicated silver resources of this material increased by 4,217,865 oz to 4,706,783 oz within 5,136,000 tonnes of material. Average silver grade decreased by 9% to 28.5 gpt due to a lower cut-off grade. Inferred silver mineralization increased by 5,114,399 oz to 5,721,391 oz within 6,485,000 tonnes of material. Average silver grade decreased 14% to 27.4 gpt due to a lower cut-off grade. The increase in resources was due to the addition of sulphide mineralization that was excluded from the initial estimate, new drilling and a lower cut-off grade due to higher silver prices. A summary of the lower grade Heap Leach mineralization is below:

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
Lower Grade Leach Mineralization
Measured	2,519	2,321,320	28.7	2,537	0.03
Indicated	2,618	2,385,463	28.3	1,874	0.02
Measured + Indicated	5,136	4,706,783	28.5	4,411	0.03

Inferred	6,485	5,721,391	27.4	2,972	0.01

A conceptual open pit mining method was used for the purpose of delineating the mineralization with a reasonable prospect of economic extraction. Tonnage estimates were based on a 2.5 grams/cubic centimeter density factor. Ordinary kriging was used to interpolate silver grade and inverse distance was used to interpolate gold grade in the resource model (geostatistical methods of calculating resources). The El Gallo Project resource estimate was generated from sample data up to September 2010 and contained within a total of 250 core holes (135,810 feet or 41,395 meters) completed during US Gold’s ongoing drilling program.

Palmarito Resource Estimate

The Palmarito resource estimate includes silver and gold mineralization from three sources: 1) in-situ mineralization (material that has not been previously mined), 2) stockpiled mineralization (material that was previously mined, but not processed by the historic mill), 3) tailings mineralization (material that the historic mill processed, but was unable to recover). Cut-off grade remains unchanged from the previous resource estimate.

1)            In-situ Mineralization (Table 3)

Measured and Indicated resources increased by 402,839 oz silver to 7,097,196 oz silver within 3,447,000 tonnes of material with an unchanged average grade of 64 gpt. Inferred resources increased by 259,697 oz silver to 2,982,561 oz silver within 1,604,000 tonnes of material with slightly lower average grade of 58 gpt. A total of 14 new core holes (11,825 feet or 3,600 meters) were used to update the in-situ resource. The new drilling expanded the vertical extent of the previous resource and also included mineralization from the recently discovered Southwest Zone. A summary of the ln-Situ Mineralization is below:

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
In-Situ Mineralization
Measured	2,424	5,071,055	65	10,863	0.14
Indicated	1,023	2,026,141	62	4,013	0.12
Measured + Indicated	3,447	7,097,196	64	14,875	0.13

Inferred	1,604	2,982,561	58	5,299	0.10

2)            Stockpiled Mineralization (Table 3)

Measured and Indicated resources for the Stockpiled material increased by 87,555 oz silver to 670,734 oz silver within 119,000 tonnes of material with an average grade of 175 gpt, which is 2% less than the previous estimate. The increase in total resources was the result of additional sampling.

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
Stockpiled Mineralization
Measured	47.5	298,485	195	430	0.28
Indicated	71.5	372,249	162	480	0.21
Measured + Indicated	119.0	670,734	175	910	0.24

3)            Tailings Mineralization (Table 3)

Measured and Indicated resources for the Tailings material decreased by 442,094 oz silver to 752,417 oz silver within 148,000 tonnes of material with an 74% higher average grade of 158 gpt. All previous Inferred mineralization was either upgraded to Measured or removed from the resource. The decrease in ounces and increase in grade was due to a new sampling method that is believed to be a more representative. Although the total ounces decreased, US Gold believes the net impact is positive due to the increased grade, which should make the tailings mineralization more economic to ship and process at El Gallo.

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
Tailings Mineralization
Measured	148	752,417	158	596	0.12

A conceptual open pit mining method was used for the purpose of delineating the mineralization with a reasonable prospect of economic extraction. Tonnage estimates were based on a 2.65, 1.2 and 1.51 grams/cubic centimeter density factor for the In-situ, Stockpiled and Tailings mineralization, respectively. Kriging was used to interpolate silver grade for the In-situ mineralization and inverse distance was used to interpolate silver grade for the Stockpile and Tailings as well as gold grades for all models. The database used to establish Palmarito’s resource is based on 57,620 feet (17,560 meters) of core and reverse circulation drilling, in addition to trench sampling (Stockpiled and Tailings material).

Magistral Resource Estimate

The resource calculation for Magistral remains unchanged from the previous estimate. Management believed there was insufficient data to materially change the total ounces of gold.

Mr. Aaron McMahon, P.G., of PAH will be the author of a NI 43-101 compliant Technical Report on the Mineral Resource Estimate for the El Gallo District, to be filed within 45 days of this news release. Mr. McMahon is independent of US Gold as defined by NI 43-101.

ABOUT US GOLD (www.usgold.com)

US Gold’s goal is to qualify for inclusion in the S&P 500 within the next 5 years. US Gold explores for gold and silver in the Americas, has an exciting silver discovery called El Gallo in Mexico, and is advancing its Gold Bar Project in Nevada towards production. US Gold has a strong treasury and is debt free. The company’s shares are listed on the NYSE and the Toronto Stock Exchange under the symbol UXG, trading 1.2 million shares daily. US Gold’s shares are also included in S&P/TSX and Russell indices.

QUALIFIED PERSON

This news release has been reviewed and approved by Aaron McMahon, Pincock Allen & Holt, who is a Qualified Person and independent of US Gold (as such terms are defined by NI 43-101), with the ability and authority to verify the authenticity and validity of the data comprising the resource estimate described herein. All samples utilized for this resource estimate were analyzed by ALS Chemex.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

The resource estimates contained in this news release have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material. The disclosure herein is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”.

For further information contact:

Ian J. Ball	Mailing Address
Senior Vice-President	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408

Table 1

El Gallo Resource Estimate — November 18, 2010

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
Higher Grade Mill Mineralization
Measured	4,437	17,194,342	120.5	13,275	0.09
Indicated	3,024	9,342,119	96.1	7,195	0.07
Measured + Indicated	7,461	26,536,461	110.6	20,470	0.09

Inferred	3,525	11,012,828	97.2	7,326	0.06

Lower Grade Leach Mineralization
Measured	2,519	2,321,320	28.7	2,537	0.03
Indicated	2,618	2,385,463	28.3	1,874	0.02
Measured + Indicated	5,136	4,706,783	28.5	4,411	0.03

Inferred	6,485	5,721,391	27.4	2,972	0.01

Total
Measured +Indicated	12,598	31,243,244	77.0	24,881	0.06
Inferred	10,010	16,734,220	52.0	10,298	0.03

Table 2

Palmarito Resource Estimate — November 18, 2010

			Average		Average
	Tonnage	Silver	Silver Grade	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)	(oz)	(g/tonne)
In-Situ Mineralization
Measured	2,424	5,071,055	65	10,863	0.14
Indicated	1,023	2,026,141	62	4,013	0.12
Measured + Indicated	3,447	7,097,196	64	14,875	0.13

Inferred	1,604	2,982,561	58	5,299	0.10

Stockpiled Mineralization
Measured	47.5	298,485	195	430	0.28
Indicated	71.5	372,249	162	480	0.21
Measured + Indicated	119.0	670,734	175	910	0.24

Tailings Mineralization
Measured	148	752,417	158	596	0.12

Total
Measured +Indicated	3,715	8,520,348	71	16,381	0.14
Inferred	1,604	2,982,561	58	5,299	0.10

Table 3

Magistral Resource Estimate — November 18, 2010

			Average
	Tonnage	Gold	Gold Grade
METRIC	(‘000 tonnes)	(oz)	(g/tonne)
Total
Measured + Indicated	10,397	502,466	1.50
Inferred	223	8,187	1.14

Table 4

El Gallo Column Leach Recoveries — Sulphide Mineralization

Sample	Crush Size	Calculated Head Grade (Silver gpt)	Silver Recovery (%)	Sodium Cyanide Consumption (kg/t)	Lime Consumption (kg/t)
EGCT-4	-1/4 inch	29.9	60.3	0.78	2.23
EGCT-5	-1/4 inch	54.7	50.0	1.02	2.40

*Based on 100 days of leaching. Tests are on-going.